Exhibit 10.5

Chief Financial Officer (CFO) Employment Agreement

This Employment Agreement (the “Agreement”) is entered into as of June 9, 2026 (the “Effective Date”), by and between Roze AI Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company”), and Seon Ho Lee (the “CFO”), for the purpose of establishing a stable and trustworthy employment relationship by clearly defining the rights and obligations of both parties.

The Company hereby appoints Seon Ho Lee as its Chief Financial Officer, and Seon Ho Lee hereby accepts such appointment.

1. Employment

1.1 The CFO’s employment shall commence on June 9, 2026.

1.2 The CFO shall serve as the Company’s full-time Chief Financial Officer.

1.3 Upon listing and thereafter, the CFO shall dedicate, on average, a minimum of forty (40) hours per week to fulfilling his responsibilities as the Company’s Chief Financial Officer.

1.4 Any finance, accounting, reporting, or administrative work performed by the CFO for the Company’s subsidiaries, including Roze AI Korea Co., Ltd., shall be performed in furtherance of his responsibilities as Chief Financial Officer of the Company and shall not interfere with his full-time commitment to the Company.

2. Roles and Responsibilities

The CFO shall actively perform the following duties:

2.1 When necessary and authorized by the CEO, the CFO may be delegated signing authority for SEC-related filings.

2.2 Financial Oversight:

a.	Oversee bookkeeping and financial control functions.

b.	Coordinate the accounting and finance function in accordance with public company timelines and standards.

c.	Establish and maintain an accurate and timely month-end close process.

d.	Support investor relations and communications activities relating to finance and public company matters.

2.3 Financial Reporting:

a.	Prepare, review, and coordinate financial statements and SEC reports.

b.	Prepare and draft internal financial reports for key stakeholders.

c.	Support the Company’s public company disclosure, Nasdaq-related reporting, and regulatory reporting obligations.

2.4 Internal Controls and Compliance:

a.	Support the Company’s disclosure controls and procedures.

b.	Support the Company’s internal control over financial reporting.

c.	Coordinate financial reporting and internal control matters with the Company’s auditors, legal counsel, and other professional advisors.

2.5 Capital Management: Administer, review, and manage matters related to equity, stock options, warrants, financing transactions, capital structure, and other corporate finance matters.

2.6 Professional Collaboration: Communicate and collaborate directly with auditors, tax professionals, transfer agents, EDGAR filing agents, legal counsel, and other professional service providers.

2.7 Corporate Governance: Coordinate governance matters with the Board of Directors and the Audit Committee, including matters relating to financial reporting, audit, accounting, disclosure controls, internal controls, and public company compliance.

2.8 Other Duties: Perform other finance, accounting, reporting, compliance, and CFO-related tasks as necessary or as reasonably requested by the CEO or the Board of Directors.

3. Compensation

3.1 Cash Compensation: The Company shall pay the CFO cash compensation of US$10,000 per month.

3.2 Any additional compensation, if any, shall be separately agreed by the Company in writing.

4. Termination of Employment

4.1 This Agreement does not guarantee the continuation of the CFO’s employment.

4.2 The Company may terminate the CFO’s employment without cause with sixty (60) days’ prior written notice, subject to applicable law.

4.3 Termination for Cause: The Company may terminate the CFO’s employment immediately and without notice for cause. In such cases, the Company shall only be liable for compensation earned up to the date of termination.

“Cause” includes, but is not limited to:

a.	In the event of gross negligence or repeated carelessness in the performance of duties.

b.	In the event of a material violation of the Company’s policies or ethical standards.

c.	In the event of confirmed fraud or behavior contrary to honesty and integrity.

d.	In the event of a legal conviction for a serious criminal offense.

5. Confidentiality

5.1 The CFO shall maintain confidentiality of all proprietary, confidential, non-public, and sensitive Company information during and after the employment period.

5.2 The CFO shall not disclose or use any such confidential information except as required in the proper performance of his duties for the Company or as required by applicable law.

6. Compliance and Conflicts of Interest

6.1 The CFO shall perform his duties in compliance with applicable laws, rules, regulations, Company policies, securities laws, Nasdaq requirements, and public company reporting obligations.

6.2 The CFO shall act honestly, in good faith, and in the best interests of the Company in performing his duties as Chief Financial Officer.

6.3 The CFO shall promptly disclose to the Company any outside business activity, financial interest, relationship, or other circumstance, excluding roles or duties performed for the Company’s subsidiaries, that could reasonably be expected to conflict with his duties as the Company’s full-time Chief Financial Officer.

7. Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, Canada.

8. Entire Agreement

8.1 This Agreement represents the entire agreement between the parties and supersedes any prior written or verbal agreements.

8.2 Any amendments or modifications to this Agreement must be made in writing and signed by both parties.

8.3 Upon termination of this Agreement, the CFO shall carry out a proper and complete transition of responsibilities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Company: Roze AI Inc.

By:	/s/ Young Jin Cho
Name:	Young Jin Cho
Title:	CEO

Date:	June 9, 2026

By:	/s/ Seon Ho Lee
Name:	Seon Ho Lee
Title:	CFO

Date:	June 9, 2026

4